Exhibit 99.1

Value Line, Inc.

551 Fifth Avenue

New York, NY 10176

For Immediate Release

October 29, 2025

NEWS RELEASE

Contact: Howard A. Brecher

Value Line, Inc.

212-907-1500

www.valueline.com

www.ValueLinePro.com, www.ValueLineLibrary.com

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Complimentary Value Line® Reports on Dow 30 Stocks

VALUE LINE, INC. ANNOUNCES STOCK REPURCHASE PROGRAM

New York – (Globe Newswire) – Value Line, Inc. (NASDAQ: VALU) announced today that its Board of Directors approved a share repurchase program, effective immediately, allowing the repurchase of shares from time to time, up to an aggregate amount of $2,000,000. The new purchase program, which replaces the October 2022 program, has no set price limit and no expiration date.

Value Line is a leading provider of investment research. The Value Line Investment Survey is one of the most widely used sources of independent equity research.

Value Line publishes proprietary investment research in separate print and digital formats.

Value Line provides these specialized services:

a. Value Line Select – Each month, Value Line analysts recommend the one exceptional stock with superior profit potential and a favorable risk/reward ratio.

b. The Value Line Special Situations Service – Each month, Value Line analysts recommend small and mid-cap stocks that hold the potential to transform your portfolio by delivering returns that are well above the market average.

c. Value Line Select ETFs – Each month, Value Line analysts sift through the myriad investment possibilities to identify the one exchange traded fund that appears best positioned to outperform the market.

d. Value Line Select: Dividend Income & Growth – Each month Value Line analysts make two stock recommendations that are expected to provide above-average current income along with appealing long-term dividend growth prospects.

e. The Value Line ETFs Service – includes data, information, and analysis on more than 2,800 exchange-traded funds (ETFs), to help subscribers select the best fit for their portfolios.

f. The Value Line M&A Service – Value Line analysts highlight one company each month that is a candidate to be acquired by a larger entity at a material premium to the current stock price.

g. Value Line Information You Should Know wealth newsletter – Value Line focuses on financial planning and investment issues that matter for today’s investor.

h. The Value Line Climate Change Investing Service – Value Line analysts target a critical issue – climate change, which is expected to spur transformation in the global economy for decades to come.

i. Certain Value Line copyrights distributed under agreements including proprietary ranking system information and other information used in 3rd party products.

j. The Value Line Options Survey – information and ranks on more than 600,000 options on stocks covering 90% of the market.

k. The Value Line Fund Adviser Plus – covers some 19,000 funds, grouped into more than thirty Investment Objective Categories. Our proprietary Ranking System makes it simple to tell whether or not a particular fund is a worthwhile investment. Our approach helps to ensure that investors avoid funds with unsustainable short-term performance, and you can count on our Safety ™ rank to help manage your risk. Our professionally selected Model Portfolio names the best funds in eight key categories.

l. The Value Line Investment Survey–Small & Mid Cap – print and digital financial information and quantitative analysis on approximately 1,800 companies with market capitalizations of less than $10 billion.

m. The Value Line 600 – in-depth, independent print research on 600 large and prominent companies.

n. The Value Line Investment Survey–Selection & Opinion – Value Line’s weekly economic and stock market commentary, four Model Portfolios, which are actively managed, updated each week, and always contain 20 equities each.

o. The Value Line Investment Survey–Smart Investor – a digital service providing investment research covering large, mid and small-cap stocks comprising about 90% of the total U.S. stock market.

p. The Value Line Investment Survey–Small Cap Investor – digital financial information and quantitative analysis on approximately 1,800 companies with market capitalizations of less than $10 billion.

q. The Value Line Investment Survey–Savvy Investor – a digital package covering more than 3,000 large, mid and small-cap stocks.

r. The Value Line Investment Survey–Investor 900 – this digital service provides investment research on 600 of the largest cap stocks plus 300 small- and mid-cap stocks.

s. The Value Line Investment Survey–Investor 600 – In-depth, independent digital research on 600 large and prominent companies.

t. The Value Line Investment Survey–Investor 2400 – This digital service provides investment research for 600 of the largest cap stocks plus approximately 1,800 small and mid-cap stocks.

u. The Value Line Investment Analyzer – This digital only service covers large, mid and small cap stocks comprising about 90% of the U.S. stock market.

v. Value Line Investment Analyzer Plus – a digital service that provides complete stock analysis for approximately 6,000 equities.

w. Value Line Research Center – A complete, online investment research system that includes all the financial information and tools needed to structure a well-researched and diversified portfolio for stocks, ETFs and mutual funds.

x. Value Line Equity Research Center – A complete, online investment research system that includes all of Value Line’s equity research products needed to structure a well-researched and diversified portfolio for equities.

Value Line’s products are available to individual investors by mail, at www.valueline.com or by calling 1-800-VALUELINE (1-800-825-8354).

Institutional services for professional investors, advisors, corporate, academic, and municipal libraries are offered at www.ValueLinePro.com, www.ValueLineLibrary.com and by calling 1-800-531-1425.

Cautionary Statement Regarding Forward-Looking Information

In this report, “Value Line,” “we,” “us,” “our” refers to Value Line, Inc. and “the Company” refers to Value Line and its subsidiaries unless the context otherwise requires.

This report contains statements that are predictive in nature, depend upon or refer to future events or conditions (including certain projections and business trends) accompanied by such phrases as “believe”, “estimate”, “expect”, “anticipate”, “will”, “intend” and other similar or negative expressions, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended. Actual results for Value Line, Inc. (“Value Line” or “the Company”) may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the following:

●	maintaining revenue from subscriptions for the Company’s digital and print published products;
●	changes in investment trends and economic conditions, including global financial issues;
●	changes in Federal Reserve policies affecting interest rates and liquidity along with resulting effects on equity markets;
●	stability of the banking system, including the success of U.S. government policies and actions in regard to banks with liquidity or capital issues, along with the associated impact on equity markets;
●	continuation of orderly markets for equities and corporate and governmental debt securities;
●	problems protecting intellectual property rights in Company methods and trademarks;
●	problems protecting confidential information including customer confidential or personal information that we may possess;
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dependence on non-voting revenues and non-voting profits interests in EULAV Asset Management (“EAM” or “EAM Trust”), and accordingly on its key management, investment management, and sales personnel. EAM Trust is a Delaware statutory trust, which serves as the investment advisor to the Value Line Funds and engages in related distribution, marketing and administrative services;

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fluctuations in EAM’s and third-party copyright assets under management due to evaluations by outside rating agencies, broadly based changes in the values of equity and debt securities, market sector variations, redemptions by investors and other factors including continuation of employment by key members of its management, investment management, and sales leadership;

●	possible changes in the valuation of EAM’s intangible assets from time to time;
●	possible changes in future revenues or collection of receivables from significant customers;
●	dependence on key executive and specialist personnel of signification supplier and other firms;
●	risks associated with the outsourcing of certain functions, technical facilities, and operations, including in some instances outside the U.S.;
●	risks of increased tariffs and other restrictions affecting the cost and availability of materials, equipment, and other necessary inputs to the Company’s operations;
●	competition in the fields of publishing, copyright and investment management, along with associated effects on the level and structure of prices and fees, and the mix of services delivered;
●	the impact of government regulation on the Company’s and EAM’s businesses;
●	federal and/or state legislative changes that might affect Value Line’s business;
●	the availability of free or low cost investment information through discount brokers or generally over the internet;
●	the economic and other impacts of global political and military conflicts, which could affect investor interest in stock market investing or cause assets under management in EAM to fall or to rise;
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continued availability of generally dependable energy supplies, transportation facilities, digital data and telephone transmission infrastructure in the geographic areas in which the company and certain suppliers operate;

●	terrorist attacks, cyber attacks and natural disasters;
●	the need for changes in our business plans because of unexpected events that occur;
●	widespread illnesses which may drastically affect markets, employment, and other economic conditions, and may have additional unpredictable impacts on employees, suppliers, customers, and operations;
●	changes in prices and availability of materials and other inputs and services, such as financial data, freight and postage, required by the Company;
●	risk of short-term or long-term catastrophic computer problems associated with legacy software systems which could interrupt regular publication schedules;
●	risk of inadequacy of our insurance coverage to compensate for potential losses;

●	potential impact of vendors’ consolidation;
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other risks and uncertainties, including but not limited to the risks described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended April 30, 2025 and in Part II, Item 1A of the Quarterly Report on Form 10-Q for the period ended July 31, 2025; and other risks and uncertainties arising from time to time.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors which may involve external factors over which we may have no control could also have material adverse effects on future results. Likewise, changes we make in our plans, objectives, strategies, or intentions, which may occur at any time in our discretion, could also have material favorable or adverse effects on our future results. Except as otherwise required to be disclosed in periodic reports required to be filed by public companies with the SEC pursuant to the SEC's rules, we have no duty to update these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, current plans, anticipated actions, and future financial conditions and results may differ from those expressed in any forward-looking information contained herein.

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